U.S. SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                           FORM SB-2/A

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        INTEGRATED.COM, INC.
          (Name of Small Business Issuer in its charter)


       Nevada                 7375                 88-0432284
     (State or         (Primary Standard        (I.R.S. Employer
  jurisdiction of          Industrial          Identification No.)
  incorporation or    Classification Code
   organization)            Number)

   8 Carlisle Drive, Voorhees, New Jersey 08043 (609) 772-0221
(Address and telephone number of Registrant's principal executive offices and principal place of business)

      Shawn F. Hackman, Esq., 3360 West Sahara Avenue, Suite 200,
                Las Vegas, Nevada 89102; (702) 732-2253

    (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed    If this Form is a post-     If this Form is a post-
to register additional   effective amendment         effective amendment
securities for an        filed pursuant to Rule      filed pursuant to Rule
offering pursuant to     462(c) under the            462(d) under the
Rule 462(b) under the    Securities Act, check       Securities Act, check
Securities Act, please   the following box and       the following box and
check the following      list the Securities         list the Securities
box and list the         Act registration            Act registration
Securities Act           statement number of         statement number of
registration number of   the earlier effective       the earlier effective
the earlier effective    registration statement      registration statement
registration statement   for the same offering.      for the same offering.
for the same offering.

                         If the delivery of
                         the prospectus is expected to
                         be made pursuant to Rule 434,
                         check the following box.

                      CALCULATION OF REGISTRATION FEE

Title of     Amount to      Proposed     Proposed       Amount of
each class   be             maximum      maximum        registration
of           registered     offering     aggregate      fee
securities                  price per    offering       to be
                            unit         price          registered

Common      2,000,000       $ 0.05       $100,000       $350.00
shares

The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



PART 1.  INFORMATION REQUIRED IN PROSPECTUS


                          PROSPECTUS

                     INTEGRATED.COM, INC.

                       2,000,000 Shares
                         Common Stock
                 Offering Price $0.05 per Share

     Integrated.com, Inc., a Nevada corporation is offering up to 2,000,000 shares of its $.001 par value common stock ("Shares") at an offering price of $0.05 per Share on a "best efforts" basis pursuant to the terms of this Prospectus for the purpose of providing start-up and working capital for Integrated.com, Inc.

     The Shares offered are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors").

     The Securities and Exchange Commission, or any State Securities Commission, has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    Price to       Underwriting      Proceeds to
                     Public(1)     Discounts and      Issuer (2)
                                   Commissions

Per Share          $      0.05        $0.00            $      0.05
Total Minimum      $ 25,000.00        $0.00            $ 25,000.00
Total Maximum      $100,000.00        $0.00            $100,000.00

     The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to such section 8(a), may determine.

     The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

           Subject to Completion, Dated _______________, 1999

The Integrated.com is conducting a "blank check" offering subject to rule 419 of Regulation c as promulgated by the U.U. Securities and Exchange Commission under the Securities Act of 1933, as amended.
The net offering proceeds, after deduction for offering expenses (estimated at $20,000) and sales commissions, and the securities to be issued to investors Must be deposited in an escrow account.
While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. Integrated.com must return the pro Rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, All investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be Issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be Returned on a pro rata basis to all investors.

Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus



     The shares being offered by Integrated.com, Inc. are subject to prior sale, acceptance of the subscriptions by Integrated.com, Inc. and approval of certain legal matters by counsel to Integrated.com, Inc.

    Integrated.com, Inc. has the right to accept or reject any subscriptions, in whole or in part, for any reason. Until __________________, 1999, all dealers effecting transactions in registered securities may be required to deliver a prospectus. This is true whether or not the dealer is participating in this distribution. Dealers also have an obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     This prospectus is not an offer to sell or a solicitation to buy the securities offered. It is unlawful to make such an offer or solicitation.

     The delivery of this prospectus, nor a sale of the mentioned Securities, shall create an implication that there has been no change in the information in this prospectus. If a material change does occur, however, this prospectus will be amended or supplemented accordingly for all existing shareholders and prospective investors.

     This prospectus does not intentionally contain a false statement or material fact, nor does it intentionally omit a material fact. No person or entity has been authorized by Integrated.com, Inc. to give any information or make a representation, warranty, covenant, or agreement which is not expressly provided for or continued in this prospectus. Any such information that is given should not be relied upon as having been authorized.

     Integrated.com, Inc. is not a reporting company. Upon written or oral request, any person who receives a prospectus will have an opportunity to meet with representatives of Integrated.com, Inc.
to verify any of the information included in the prospectus and to obtain additional information. Such a person shall also, upon written or oral request, receive a copy of any information that is incorporated by reference in the prospectus and the address
(including title or department) and telephone number. Such information shall be provided without charge.

     All offerees and subscribers will be asked to acknowledge in the subscription agreement that they have read this prospectus carefully and thoroughly, they were given the opportunity to obtain additional information; and they did so to their satisfaction.

(1) A maximum of 2,000,000 shares may be sold on a "best efforts" basis. All of the proceeds from the sale of Shares will be placed in an interest-bearing escrow account by 12 o'clock noon of the fifth business day after receipt thereof, until the sum of $25,000.00 is held. If less than $25,000.00 is received from the sale of the Shares within 120 days of the date of this Prospectus, the offer will remain open for another 120 days after which if the minimum is not raised all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow.

(2) The Net Proceeds to Integrated.com, Inc. is before the payment of certain expenses in connection with this offering.


                   TABLE OF CONTENTS


PROSPECTUS SUMMARY                                             1
RISK FACTORS                                                   2
USE OF PROCEEDS                                                3
DETERMINATION OF OFFERING PRICE                                4
DILUTION                                                       5
PLAN OF DISTRIBUTION                                           6
LEGAL PROCEEDINGS                                              7
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
   AND CONTROL PERSONS                                         8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
   AND MANAGEMENT                                              9
DESCRIPTION OF SECURITIES                                     10
INTEREST OF NAMED EXPERTS AND COUNSEL                         11
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
   FOR SECURITIES ACT LIABILITIES                             12
ORGANIZATION WITHIN LAST FIVE YEARS                           13
DESCRIPTION OF BUSINESS                                       14
PLAN OF OPERATION                                             15
DESCRIPTION OF PROPERTY                                       16
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                17
MARKET FOR COMMON EQUITY AND RELATED
   STOCKHOLDER MATTERS                                        18
EXECUTIVE COMPENSATION                                        19
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS                 20



RIGHTS AND PROTECTIONS UNDER RULE 419

                  Escrow of 90% of the proceeds derived hereby

Upon completion of this offering, 90% of the net proceeds therefrom will be placed in an escrow account with Southwest Escrow as escrow agent, subject to release upon the earlier of (i) written notification by Integrated.com of its need for all, or substantially all, of such net proceeds for the purpose of facilitating a business combination; or (ii) 18 months after the effective date of this registration statement.


       Escrowed Funds Not To Be Used For Salaries or Reimbursable Expenses

No funds (including any interest earned thereon) will be disbursed from the Escrow account for the payment of salaries or reimbursement of expenses incurred On the company's behalf by the company's officers and directors. Other than the Foregoing, there is no limit on the amount of such reimbursable expenses, and There will be no review of the reasonableness of such expenses by anyone other Than the company's board of directors, both of whom are officers. In no event Will the escrowed funds (including any interest earned thereon) be used for any Purpose other than implementation of a business combination.

                      No Prior Contact With Other Entities
                    Regarding Possible Business Combinations

None of Integrated.com's officers, directors or greater than 10% shareholders or Persons who directly or indirectly control, are controlled by or are under Common control with, the company or persons who may be deemed promoters of Integrated have had any preliminary contact or discussions with any representative of any entity regarding the possibility of a business combination between Intyegrated.com and such other entity.


OFFERING CONDUCTED IN ACCORDANCE WITH RULE 419

Integrated.com's offering is being conducted in accordance with S.E.C. Rule 419 which was adopted to strengthen the regulation of securities offerings by "blank check" companies, which Congress found to have been common vehicles for fraud and manipulation in the penny stock market. Accordingly, investors in the offering will receive the substantive protection provided by Rule 419. Rule 419 requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the Deposited Funds and Deposited Securities can be released, the "blank check" company is required to update the registration statement with a post-effective amendment; after the effective date thereof, the Company is required to furnish investors with the prospectus produced thereby containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. According to the rule, the investors must have no fewer than 20 and no more than 45 days from the effective date of the post-effective amendment to decide to remain investors or require the return of their investment funds. Any investor not making a decision within said 45 day period is automatically to receive a return of his investment funds. Unless a sufficient number of investors elect to remain investors, all of the Deposited Funds in the escrow account must be returned to all investors and none of the Deposited Securities will be issued. Rule 419 further provides that if the "blank check" company does not complete an acquisition meeting specified criteria within 18 months of the date of this prospectus, all of the Deposited Funds in the escrow account must be returned to investors.



                     PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached
Exhibits, in their entirety.

The Company.

     Integrated.com, Inc. proposes to exploit business opportunities created by the deregulation of the broadcast and telecommunications industries in conjunction with developers of master plan communities and their residents.

     Integrated.com, Inc.. will install a complete turnkey system, integrating telephony, broadcast video, Internet and intranet access, security features, and customized residential service offerings.

      The Integrated.com, Inc.. solution is a platform comprised
of  computer   hardware,  software,  phone  switch,  and
related technologies. The flexible nature of the INTEGRATED.COM, INC. system allows a variety of service providers.

      Integrated.com, Inc.. system offers the developer the following benefits:

 (a) Integrated.com, Inc. system will provide a source of incremental revenue increasing cash flow and equity without a capital investment.

 (b) The principal benefit to the developer is homeowner satisfaction. Homeowners benefit from the Integrated.Com, Inc. system as they can choose from a wider variety of programming and services than is currently available. Integrated.com, Inc is prepared to offer homeowners its own exciting range of products-cable, telephone, radio, Internet access, video-on- demand, video games, shared software, data services, electronic commerce-at a lower cost than current providers. The new services provided by Integrated.Com, Inc. are accessed via a customized television interface and a "smart" telephone making them easy to understand and use. A further convenience is on-screen bill payment for Integrated.com, Inc.
services.

 (c) The key benefit to the Integrated.com, Inc. system is the creation of a safe and smart community. Offering competitive services to the homeowner, which is lifestyle enhancing and safety minded, is the primary mandate of Integrated.com, Inc.

      The developer has discretion in the selection of products offered to homeowners, the pricing of these products, and the customer care program. The developer may also choose to brand the product offering. Integrated.com, Inc. will continue to offer new and innovative products so as to maintain its "more for less" proposition.

      The success of our partnership with the developer is backed up by the commitment of our senior management team in
conjunction with a solid management plan. Our management goals are to achieve targeted ROI, to provide superior operation and to meet  and  exceed  the expectations of the developer  and
its homeowners.   To  achieve  this  level  of  performance,
the Integrated.com, Inc. system will be backed by our network operation and customer care organizations. These units are mandated to manage day-to-day operations, including activating customer accounts, handling questions about the service, billing, and collection. Our customer care goal is to ensure that every contact with our organization results in greater customer interest and satisfaction.

The Offering.

     Shares of Integrated.com, Inc. will be offered at $0.05 per Share. See "Plan of Distribution." The minimum purchase required of  an investors  is $300.00.  If all the Shares
offered are  sold,  the net  proceeds  to  the  Company will
be $100,000.   See  "Use  of Proceeds."  This balance will
be used as working capital for  Integrated.com, Inc..

Liquidity of Investment.

     Although the Shares will be "free trading," there is
minimal established  market for the Shares and there may not
be  in  the future.       Therefore, an investor should
consider his  investment to be long-term.  See "Risk Factors."

Risk Factors.

     An investment in Integrated.com, Inc. involves risks due in part to no previous financial or operating history of Company, as well as competition in the internet business.
Also, certain potential conflicts of interest arise due to the relationship of Integrated.com, Inc. to management and others. See "Risk Factors."

                        RISK  FACTORS

    The securities offered are highly speculative in nature
And involve a high degree of risk.  They should be purchased
Only by persons who can afford to lose  their  entire investment.
Therefore, each prospective investor should, prior to purchase, consider Very carefully the following risk factors among other things, as well
As all other information set forth in this prospectus.

RULE 419 GENERALLY. Rule 419 generally requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the funds and securities can be released, the issuer in a blank check offering is required to update its registration statement with a post-effective amendment. After the effective date of any such post-effective amendment, Integrated.com is required to furnish investors with the prospectus produced thereby containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must be given no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to remain investors or require the return of their investment funds. Any investor not making a decision within said period is automatically to receive a return of his investment funds.

PROHIBITION TO SELL OR OFFER TO SELL SHARES IN ESCROW ACCOUNT. According to Rule 15g-8 as promulgated by the S.E.C. under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it shall be unlawful for any person to sell or offer to sell Shares (or any interest in or related to the Shares) held in the Rule 419 escrow account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result, contracts for sale to be satisfied by delivery of the Deposited Securities (e.g., contracts for sale on a when, as, and if issued basis) are prohibited.


DISCRETIONARY USE OF PROCEEDS; "BLANK CHECK" OFFERING.
As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blankcheck" offering.
Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in Integrated.com without an opportunity to evaluate the specific merits or risks of any one or more Business Combinations. There can be no assurance that determinations ultimately made by Integrated.com relating to the specific allocation of the net proceeds of this offering will permit Integrated.com to achieve its business objectives. See "Proposed Business."



REGULATIONS CONCERNING "BLANK CHECK" ISSUERS. The ability to register or qualify for sale the Shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as Integrated.com, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the Shares for sale in their states. Because of such regulations and other restrictions, Integrated.com's selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the Shares have been registered.

Lack of Prior Operations and Experience.

      Integrated.com, Inc. is relatively newly reorganized, has no significant revenues yet from operations, and has no assets. There can be no assurance that Integrated.com, Inc. will generate revenues in  the  future; and there can be no
assurance that  Integrated.com, Inc. will   operate   at  a
profitable  level.   See  "Business and Properties."
If Integrated.com, Inc. is unable to obtain  customers
and generate  sufficient revenues so that it can profitably
operate, the   Integrated.com, Inc.'s  business  will  not  succeed.   In
such event, investors in the Shares may lose their entire cash investment.

Dependence on Internet Industry

      Integrated.com, Inc.'s business is influenced by the rate of use and expansion in the internet industry. Declines in the industry may influence Integrated.com, Inc.'s revenues adversely.

Influence of Other External Factors.

     The   investment   is  a  speculative  venture necessarily
involving some substantial risk. There is no certainty  that
the expenditures   to  be  made  by  the  Integrated.Com, Inc.  will
result in commercially  profitable  business.   The marketability of
the investment  will  be  affected  by numerous  factors
beyond  the control   of   the   Integrated.com, Inc.   These  factors
include   market fluctuations,  the  general state of the
economy (including the rate of inflation, and local economic conditions), and the state of the industry, all of which can affect peoples' discretionary spending, while can in turn affect the demand for internet services.
Factors which leave less money in the hands of potential clients of Integrated.com, Inc. will likely have an adverse effect on Integrated.com, Inc. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in Integrated.com, Inc.
not receiving an adequate  return  on invested capital.

Regulatory Factors.

     Existing   and   possible   future   consumer legislation,
regulations  and actions could cause additional expense,  capital
expenditures,   restrictions  and  delays in the activities undertaken
in connection with the Internet business, the extent of which cannot be predicted.

Competition.

     Integrated.com, Inc. may experience substantial competition in its efforts to locate and attract clients. Many competitors
in these areas   have   greater  experience,  resources,
and   managerial capabilities  than  Integrated.com, Inc. and may be in a better position than Integrated.com, Inc. to obtain access to attractive clientele. There are a number of larger companies in which may directly compete with Integrated.com, Inc. Such competition could have a material adverse effect on the Integrated.com, Inc.'s profitability.

Success of Management.

     Any  potential  investor  is  strongly  cautioned  that
the purchase of these securities should be evaluated on the
basis of: (i)   the   limited   diversification  of  the
venture capital opportunities afforded to Integrated.com, Inc.,
(ii) the high-risk nature and limited liquidity of Integrated.com, Inc., and (iii) the Integrated.com, Inc.'s ability to utilize funds for the successful development and distribution of revenues as derived by the revenues received by the Integrated.com, Inc.'s yet undeveloped portfolio of clients, and any new potentially profitable ventures, among other things. Integrated.com, Inc. can offer no assurance that any particular client and/or property under its management contract will become successful.

Reliance on Management.

    Integrated.com, Inc.'s success is dependent upon the hiring of key administrative personnel. None of the officers or directors, or any of the other key personnel, has any employment or noncompetition agreement with Integrated.com, Inc. Therefore, there can be no assurance that these personnel will remain employed by Integrated.com, Inc. Should any of these individuals cease to be affiliated with the Integrated.Com, Inc. for any reason before qualified replacements could be found, there could be material adverse effects on Integrated.com, Inc.'s business and prospects. In addition, management has no experience in managing companies in the same business as Integrated.com, Inc.

     In addition, all decisions with respect to the management of the Integrated.com, Inc. will be made exclusively by the officers and directors of the Integrated.com, Inc. Investors will only have rights associated with minority ownership interest rights to make decision which effect
Integrated.com, Inc. The success of the Integrated.com, Inc., to a large extent, will depend on the quality of the directors and officers of Integrated.com, Inc. Accordingly, no person should invest in the Shares unless he is willing to entrust all aspects of the management of Integrated.com, Inc. to the officers and directors.

Lack of Diversification.

     The size of Integrated.com, Inc. makes it unlikely that the Integrated.com, Inc. will be able to commit its funds to the acquisition of any major accounts until it has a proven track record, and Integrated.com, Inc. may not be able to achieve the same level of diversification as larger entities engaged in this type of business.

No Cumulative Voting

     Holders  of  the Common Stock are not entitled to
accumulate their   votes  for  the  election  of  directors  or
otherwise. Accordingly, the holders of a majority of the shares present at a meeting of shareholders will be able to elect all of the directors of Integrated.com, Inc., and the minority shareholders will not be able to elect a representative to Integrated.com, Inc.'s board of directors.

Absence of Cash Dividends

     The Board of Directors does not anticipate paying cash dividends on the Shares for the foreseeable future and intends to retain any future earnings to finance the growth of Integrated.com, Inc.'s business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of Integrated.com, Inc., and will be subject to legal limitations on the payment of dividends out of paid-in capital.

Conflicts of Interest.

     The officers and directors have other interests to which they devote substantial time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time may be necessary to the business of Integrated.com, Inc. As a result, certain conflicts of interest may exist between Integrated.com, Inc. and its officers and/or directors which may not be susceptible to resolution.

     In addition, conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to Integrated.com, Inc.
It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Board of Directors to Integrated.com, Inc., any proposed investments for its evaluation.

Investment Valuation Determined by the Board of Directors.

     Integrated.com, Inc.'s  Board  of  Directors  are  responsible   for
valuation of Integrated.com, Inc.'s investments. There are a wide range of values  which are reasonable for an investment for
the  Integrated.com, Inc.'s services.  Although  the  Board of Directors can  adopt  several methods  for an accurate evaluation,
ultimately the determination of  fair  value  involves
subjective  judgment  not  capable  of substantiation  by
auditing  standards.  Accordingly,  in   some instances  it
may  not be possible to substantiate  by  auditing standards the value of Integrated.com, Inc.'s investments.  Integrated.com, Inc.'s
Board of  Directors  will  serve  as  the  valuation  committee, responsible  for  valuing each of Integrated.com, Inc.'s
investments.   In connection  with any future distributions which
the Integrated.Com, Inc. may make, the value of the securities received by investors as determined by the Board may not be the actual  value  that  the investors  would be able to obtain
even if they  sought  to  sell such  securities immediately
after a distribution.  In  addition, the   value   of  the
distribution  may  decrease  or   increase significantly
subsequent to the distributee shareholders' receipt thereof, notwithstanding the accuracy of the Board's evaluation.

Additional Financing May Be Required.

     Even if all of the 2,000,000 Shares offered are sold, the funds available to Integrated.com, Inc. may not be adequate for it to be competitive in the areas in which it intends to operate.
There is no assurance that additional funds will be available from any source when needed by Integrated.com, Inc. for expansion; and, if not available, Integrated.com, Inc. may not be able to expand its operation as rapidly as it could if such financing were available.
The proceeds from this Offering are expected to be sufficient for Integrated.com, Inc. to become operational, and develop and market it line of services. Additional financing could possibly come in the form of ebt/preferred stock. If additional shares were issued to obtain financing, investors in this offering would suffer a dilutive effect on their percentage of stock ownership in the Integrated.com, Inc. However, the book value of their shares would not be diluted, provided additional shares are sold at a price greater than that paid by investors in this offering. The Integrated.Com, Inc. does not anticipate having within the next 12 months any cash flow or liquidity problems.

Purchases by Affiliates.

     Certain officers, directors, principal shareholders and affiliates may purchase, for investment purposes, a portion of the Shares offered hereby, which could, upon conversion, increase the percentage of the Shares owned by such persons. The purchases by these control persons may make it possible for the Offering to meet the escrow amount. No Assurance Shares Will Be Sold.

     The 2,000,000 Shares are to be offered directly by Integrated.com, Inc., and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.

Arbitrary Offering Price.

     The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Integrated.com, Inc.. There can be no assurance that, even if a public trading market develops for Integrated.com, Inc.'s securities, the Shares will attain market values commensurate with the Offering Price.

"Best Efforts" Offering

     The Shares are offered by Integrated.com, Inc. on a "best efforts" basis, and no individual, firm or corporation has agreed to purchase or take down any of the offered Shares. No assurance can be given that any or all of the Shares will be sold. Provisions have been made to deposit in escrow the funds received from the purchase of Shares sold by Integrated.com, Inc.. In the event that $25,000 is not received within one hundred twenty (120) days of the effective date of this Prospectus, the offer will be extended for another 120 days after which the proceeds so collected will be refunded to investors without deducting sales commissions or expenses. During this escrow period, which may last up to two hundred forty (240) days, subscribers will not have use of nor derive benefits from their escrow funds.

Minimal Public Market for Integrated.Com, Inc.'s Securities.

     Prior to the Offering, there has been minimal public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly  by
factors such as announcements by Integrated.com, Inc. or its competitors, variations in Integrated.com, Inc.'s results of operations, and market conditions in the retail,
electron  commerce,  and   internet industries  in general.
The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the Shares offered may not be able to liquidate an investment in the Shares readily or at all.

Shares Eligible For Future Sale

     All  of  the Shares which are held by management  have
been issued  in reliance on the private placement exemption
under  the Securities Act of 1933, as amended ("Act").  Such
Shares will not be  available  for  sale  in  the open
market  without  separate registration except in reliance
upon Rule 144 under the Act.   In general,  under  Rule 144
a person (or persons whose  shares  are aggregated) who has
beneficially owned shares acquired in a  nonpublic
transaction for at least on year, including  persons  who
may be deemed Affiliates of Integrated.com, Inc. (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not
exceed the greater of  1% of  the  then outstanding shares
of common stock, or the  average weekly   reported  trading
volume  on  all  national  securities exchanges  and
through  NASDAQ during the  four  calendar  weeks preceding
such  sale,  provided  that  certain  current   public
information is then available. If a substantial number of the Shares owned by management were sold pursuant to Rule
144 or a registered offering, the market price of the Common Stock could be adversely affected.

Forward-Looking Statements.

     This Prospectus contains "forward looking statements"
within the  meaning  of Section 27A of the Securities Act
of  1933,  as amended,  and  Section  21E of the Securities
Act  of  1934,  as amended,   and  as  contemplated  under
the  Private  Securities Litigation  Reform  Act of 1995,
including statements  regarding, among  other items, the
Integrated.Com, Inc.'s business strategies, continued growth in the Integrated.Com, Inc.'s markets, projections, and anticipated trends in Integrated.com, Inc.'s business and the industry in which it
operates.    The   words   "believe,"   "expect," "anticipate,"
"intends,"   "forecast,"  "project,"  and   similar
expressions identify   forward-looking  statements.   These
forward-looking statements are based largely on the Integrated.Com, Inc.'s expectations and are subject to a number of risks and uncertainties, certain of which are beyond
Integrated.Com, Inc.'s control. Integrated.com, Inc. cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including those factors described under "Risk Factors" and elsewhere herein In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate. All subsequent written and oral forward-looking statements attributable to the Integrated.Com, Inc. or persons acting on its behalf are expressly qualified in their entirety by this section.

Uncertainty Due to Year 2000 Problem.

     The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date.
The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect the Integrated.com, Inc.'s ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year
2000 issue affecting Integrated.com, Inc., including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

     Integrated.com, Inc.'s Year 2000 plans are based on management's
best estimates.   Based on currently available information,
management does not believe that the Year 2000 issues will have a material adverse impact on Integrated.com, Inc.'s financial condition or results of operations; however, because of the uncertainties in this area, no assurances can be given in this regard.

Blue Sky Considerations.

Because the securities registered have not been registered for resale under the blue sky laws of any state, and the Integrated.com, Inc. has no current plans to register or qualify its shares in any state, holders of these shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities. These restrictions could reduce the size of any potential market. As a result of recent changes in federal law, non-issuer trading or resale of Integrated.com, Inc.'s securities is exempt from state registration or qualification requirements in most states. However, some states may continue to restrict the trading or resale of blind-pool or "blank-check" securities.
Accordingly, investors should consider any potential secondary market for Integrated.com, Inc.'s securities to be a limited one.

Disadvantages Of Blank Check Offering.

     Integrated.com, Inc. may enter into a business combination with an entity that desires to establish a public trading market for its shares. A target company may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with the Integrated.Com, Inc.. The perceived adverse consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders, and the inability or unwillingness to comply with various federal and state securities laws enacted for the protection of investors. These securities laws primarily relate to registering securities and full disclosure of the company's business, management, and financial statements.

Taxation.

      Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Integrated.com, Inc. may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Integrated.com, Inc. intends to structure any business combination so as to minimize the federal and state tax consequences to both the Integrated.Com, Inc. and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock of assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

Uncertainty as to Blank Check Escrow.

      Funds raised in the offering will remain in escrow until individual shareholders have had a chance to approve or reject a merger candidate.
A merger candidate may request funds back, thus there is uncertainty as to amount of proceeds available to the Integrated.com, Inc. as a result of this offering.


                       USE OF PROCEEDS

     Following the sale of the 2,000,000 Shares Offered by Integrated.com, Inc. there will be a gross proceeds of $100,000.

     These proceeds will be used to provide start-up and working capital for Integrated.com, Inc.

     The following table sets forth the use of proceeds from this offering (based on the minimum and maximum offering amounts):

  Use of Proceeds       Minimum Offering         Maximum Offering
                       Amount  /  Percent      Amount  /  Percent

 Transfer Agent Fee   $   250.00     1.0%      $  1,000.00   1.0%
 Printing Costs       $   100.00     0.4%      $    500.00   0.5%
 Legal Fees           $10,000.00    40.0%      $ 25,000.00  25.0%
 Accounting Fees      $ 1,000.00     4.0%      $  2,500.00   2.5%
 Working Capital      $21,150.00    54.6%      $ 71,000.00  71.0%
     Total            $25,000.00   100.0%     $100,000.00  100.0%



     Management  anticipates  expending  these  funds   for   the
purposes  indicated  above. To the extent that  expenditures are less than projected, the resulting balances will be
retained and used for general working capital purposes or allocated according to the discretion of the Board of
Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing.  The net proceeds  of
this  offering that are not expended immediately may be
deposited in  interest  or  non-interest bearing accounts,
or  invested  in government   obligations,  certificates  of
deposit, commercial paper, money market mutual funds, or similar investments.


               DETERMINATION OF OFFERING PRICE

     The offering price is not based upon Integrated.com's net worth, total asset value, or any other objective measure
of value based  upon  accounting  measurements.   The
offering price is determined by the Board of Directors of Integrated.com and were determined arbitrarily based upon the amount of funds needed by Integrated.com to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.

                          DILUTION

     "Net  tangible book value" is the amount that  results
from subtracting  the total liabilities and intangible
assets  of  an entity  from  its  total  assets. "Dilution"
is  the  difference between  the  public  offering price of
a security and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of August 31, 1999, the net tangible book value of Integrated.com was $0.00 or $.00 per Share. Giving effect to the sale by the Company of all offered Shares at the public offering price, the pro forma net tangible book value of the Company would be $100,000 or $0.02 per Share, which would represent an immediate increase of $0.02 in net tangible book value per Share and $0.03 per Share dilution per share to new investors. Dilution of the book value of the Shares may result from future share offerings by Integrated.com, Inc.

     The following table illustrates the pro forma per Share dilution:

                                    Assuming
                                 Maximum Shares
                                      Sold

  Offering Price (1)                 .05

  Net tangible book value per        .00
  share before Offering(2)

  Increase Attributable to           .02
  purchase of stock by new
  investors (3)

  Net tangible book value per        .02
  Share after offering (4)

  Dilution to new investors(5)       .03

  Percent Dilution to new             60%
  investors (6,7)

(1)  Offering   price  before  deduction  of  offering

     expenses, calculated on a "Common Share Equivalent" basis.

(2) The net tangible book value per share before the offering ($0.00) is determined by dividing the number of Shares outstanding prior to this offering into the net tangible book value of Integrated.com, Inc..

(3) The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering (assuming all the Shares are subscribed), and dividing by the number of common shares outstanding.

(4) The net tangible book value per share after the offering ($0.02) is determined by dividing the number of Shares that will be outstanding, assuming sale of all the Shares offered, after the offering into the net tangible book value after the offering as determined in note 3 above.

(5) The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering
     ($0.02) and subtracting from it the net tangible book value per share before the offering ($0.00) for an increase of $0.02.

(6) The dilution to new investors is determined by subtracting the net tangible book value per share after the offering ($0.02) from the offering price of the Shares in this offering ($0.05), giving a dilution value of ($0.03).

(7) The Percent Dilution to new investors is determined by dividing the Dilution to new investors
     ($0.03) by the offering price per Share ($.05) giving a dilution to new investors of 60%.


                      PLAN OF DISTRIBUTION

     Integrated.com will sell a maximum of 2,000,000 Shares of its common stock, par value $.001 per Share to the public on a "best efforts" basis.
The minimum purchase required of an investor is $300.00. There can be no assurance that any of these Shares will be sold. The gross proceeds to Integrated.com, Inc. will be $100,000 if all the Shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by Integrated.com, or any of its principals, to any person or firm in connection with solicitation of sales of the; certain costs are to be paid in connection with the offering (see "Use of Proceeds").
The public offering price of the Shares will be modified, from time to time, by amendment to this Prospectus, in accordance with changes in the market price of Integrated.com's common stock. These securities are offered by Integrated.com, Inc. subject to prior sale and to approval of certain legal matters by counsel.

Opportunity to Make Inquiries.

     Integrated.com will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from Integrated.com, Inc. concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that Integrated.com, Inc. possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

     Each   person  desiring  to  subscribe  to  the Shares  must complete, execute, acknowledge, and delivered to  the  Company  a Subscription
Agreement,   which  will   contain,   among   other provisions,
representations as to the investor's qualifications to purchase the
common stock and his ability to evaluate and bear the risk   of an
investment  in Integrated.com.   By  executing the subscription agreement,
the subscriber is agreeing that if the Subscription Agreement it is excepted by Integrated.com, such a subscriber will be, a shareholder in the Company and will be otherwise bound by the articles of incorporation and the bylaws of Integrated.com, Inc. in the form attached to this Prospectus.

     Promptly upon receipt of subscription documents by Integrated.com, Inc., it will make a determination as to whether a prospective investor will be accepted as a shareholder in Integrated.com. Integrated.com, Inc. may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to Integrated.com, Inc., or such other reasons other as Integrated.com, Inc. determines to be in the best interest of Integrated.com, Inc. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.


                          LEGAL PROCEEDINGS

     Integrated.com is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against Integrated.com, Inc. has been threatened.


               DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
                        AND CONTROL PERSONS

     The names, ages, and respective positions of the directors, officers, and significant employees of Integrated.com, Inc. are set forth below.
All these persons have held their positions since August 20, 1999. There are no other persons which can be classified as a promoter or controlling person of Integrated.com, Inc.

Robert Stewart, President and Director

     Robert Stewart, age 42 is president of R. Stewart & Associates.
Mr. Stewart's firm sells and installs design software for Land Surveyors, Civil Engineers and Contractors. Previously Mr. Stewart was a regional sales manager for Spectra Precision Software, responsible for dealer management and direct sales of Spectra products in the northeastern United States.
Mr. Stewart spent 9 years as a Land Surveyor in New Jersey before turning to the business side of the industry. With an associates degree as a computer technician he went on to become Vice President/Sales Manager of Dynamic Office Systems Inc., a New Jersey firm implementing hardware and software solutions to the Civil Engineering market place.

Robert J. Mele, DPM, Treasurer and Director

Dr. Robert Mele, age 40, is a surgically trained foot and ankle specialist in private practice in Pennsylvania and New Jersey since 1989. Dr. Mele received his surgical training at Osteopathic Medical Center of Philadelphia. Dr. Mele handles patients from birth through geriatric. He is also responsible for Hospital Patient Management, Training of Surgical Residents as well as Adjunctive Professor Duties.

Joseph Meloni, Secretary and Director

     Joseph Meloni, age 54, worked in as well as ran a family business for 40 years. An expert in his industry, Mr. Meloni, sold the family business 6 years ago, but still services a few of his large accounts. Since 1993, Mr. Meloni has been a key member in the development and start-up of Ingetrated.com, Inc.


            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                               MANAGEMENT

     The following table sets forth, as of the date of this Prospectus, the outstanding Shares of common stock of Integrated.com, Inc. owned of record or beneficially by each person who owned of record, or was known by Integrated.com to own beneficially, more than 5% of Integrated.com, Inc.'s Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.

  Title of       Name of     Amount and Nature        Percent of
    Class      Beneficial      of Beneficial            Class
                Owner (1)        Owner (2)

  Common         Robert       1,000,000 Common          33.33%
  Stock         Stewart,
                  CEO,
                President
              And Director

  Common        Robert J.     1,000,000 Common          33.33%
  Stock           Mele,
                  CFO,
              Treasurer and
                Director

  Common        Joseph R.     1,000,000 Common          33.33%
  Stock          Meloni,
                  Vice
               President,
              Secretary and
                Director


                         DESCRIPTION OF SECURITIES

General Description.



     The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 25,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares:
(a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and
(d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences.
In addition, the Shares are not convertible into any other security.
There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of Integrated.com, Inc., attached as
Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB-2. As of the date of this Form SB-2, Integrated.com, Inc. has 3,000,000 shares of common stock outstanding.

Non-Cumulative Voting.

     The  holders of Shares of Common Stock of Integrated.com,
Inc. do not have cumulative voting rights, which means that the holders of more than 50.0% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Integrated.com's directors.

Dividends.

     Integrated.com, Inc. does not currently intend to pay cash dividends. Integrated.com, Inc.'s proposed dividend policy is to make distributions of its revenues to its stockholders when Integrated.com, Inc.'s Board of Directors deems such distributions appropriate. Because
Integrated.com, Inc. does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of Integrated.com, Inc.

     A distribution of revenues will be made only when, in the judgment of Integrated.com, Inc.'s Board of Directors, it is in the best interest of Integrated.com's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, andthe company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible Anti-Takeover Effects of Authorized but Unissued Stock.

       Upon the completion of this Offering, the Integrated.com, Inc.'s authorized but unissued capital stock will consist of 20,000,000 shares (assuming the entire offering is sold) of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Integrated.com, Inc. by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of Integrated.com, Inc.'s management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in Integrated.com, Inc.'s best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting anacquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent.

     Integrated.com, Inc. intends to engage the services of Pacific Stock Transfer, Las Vegas, Nevada to act as transfer agent and registrar.

                 INTEREST OF NAMED EXPERTS AND COUNSEL

     No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

                 DISCLOSURE OF COMMISSION POSITION ON
            INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     No director of Integrated.com, Inc. will have personal liability to the Integrated.com, Inc. or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Integrated.com, Inc. or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

     The By-laws provide for indemnification of the directors, officers, and employees of Integrated.com, Inc. in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Integrated.com, Inc. if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law.

     The officers and directors of Integrated.com, Inc. are accountable to the Integrated.com, Inc. as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Integrated.com, Inc.

     In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to Integrated.com, Inc., the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Integrated.com, Inc. in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from Integrated.com, Inc.

     The registrant undertakes the following:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                     ORGANIZATION WITHIN LAST FIVE YEARS

     The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from the registrant.


                         DESCRIPTION OF BUSINESS

Integrated.com, Inc. proposes to exploit business opportunities created by the deregulation of the broadcast and telecommunications industries in conjunction with developers of master plan communities and their residents.

Integrated.com, Inc. will install a complete turnkey system, integrating telephony, broadcast video, Internet and intranet access, security features, and customized residential service offerings.

The Integrated.com, Inc. solution is a platform comprised of computer hardware, software, phone switch, and related technologies.
The flexible nature of the Integrated.com, Inc. system allows a variety of service providers.

The Integrated.com, Inc. system offers the developer the following benefits:

 (a) Integrated.com, Inc. system will provide a source of incremental revenue increasing cash flow and equity without a capital investment.

 (b) The principal benefit to the developer is homeowner satisfaction. Homeowners benefit from the Integrated.com, Inc. system as they can choose from a wider variety of programming and services than is currently available. Integrated.com, Inc. is prepared to offer homeowners its own exciting range of products-cable, telephone, radio, Internet access, video-on-demand, video games, shared software, data services, electronic commerce-at a lower cost than current providers.
The new services provided by Integrated.com, Inc.. are accessed via a customized television interface and a "smart" telephone making them easy to understand and use. A further convenience is on-screen bill payment for Integrated.com, Inc. services.

  (c) The key benefit to the Integrated.com, Inc. system is the creation of a safe and smart community. Offering competitive services to the homeowner, which is lifestyle enhancing and safety minded, is the primary mandate of Integrated.com, Inc.. The developer has discretion in the selection of products offered to homeowners, the pricing of these products, and the customer care program. The developer may also choose to brand the product offering. Integrated.com, Inc. will continue to offer new and innovative products so as to maintain its "more for less" proposition.

The success of our partnership with the developer is backed up by the commitment of our senior management team in conjunction with a solid return on investment. Our management goats are to achieve targeted ROI, to provide superior operation and to meet and exceed the expectations of the developer and its
homeowners.   To  achieve  this  level  of  performance,   the
Integrated.com, Inc. system is backed by our network operation and customer care organizations. These units are mandated to manage day-to-day operations, including activating customer accounts, handling questions about the service, billing, and collection. Our customer care goal is to ensure that every contact with our organization results in greater customer interest and satisfaction.


                   DESCRIPTION OF OFFERED SERVICES

To The Developer Integrated.com, Inc.. will provide the developer with the following:

    The installation of the Integrated.com, Inc.. system, and

    Management Services for the Integrated.com, Inc.. system.

Integrated.com, Inc. is responsible for the maintenance and management of the Integrated.com, Inc. system, including negotiations with all content providers and the provision and
administration   of  a  default  service   offering   to   the
homeowners.

To The Homeowner

Integrated.com, Inc. service offering to the homeowner is designed to have a positive impact on the developer's relationship with the homeowner. The primary goal of the offering is to provide a safe and smart, integrated service to the homeowner at a lower cost. The secondary goal is to generate incremental revenue for the developer.

This document is the exclusive property of Integrated.com, Inc. Duplication or reprinting of this document must be authorized by Integrated.com, Inc. in writing. All information contained within this document is considered privileged and confidential.

Integrated.com, Inc. makes the following services available

to the homeowner: The services include:

    Television & Video

    Telephony

    Community Bulletin Board Data Communications

    Smart Home Features

Security system and monitoring

Television & Video

The service offering exceeds the aggregate programming available from the incumbent cable Integrated.com, Inc.. The point-to-point nature of
Integrated.com, Inc's  technology  gives   the homeowner  complete  control over
selection. Customers can choose pre-packaged service tiers, create their own service package. or select on an "a la carte" basis from all available programming.

Free Reception of Local TV Signals and More

Whether a homeowner decides to subscribe to any of the Integrated.com, Inc. video services or not, each dwelling will automatically receive a selection of local, off-air television signals, combined with the building's own information channel and the Integrated.com, Inc. promotional channel.

All homeowners will be issued the required in home equipment ensuring a penetration level of 100%. This is a significant value. The users viewing patterns are registered which creates an invaluable database for broadcasters, advertising agencies, and other interested parties (e.g., AC Neilson, Gallop Polls, etc.).

Customize Package for Satellite Television

The Integrated.com, Inc. system permits homeowners to subscribe to a variety of programming selections at a price which is competitive with the local cable television system, but which offers, them far greater flexibility in their selection of programming. Subject only to compliance with federal regulations, subscribers are able to select services or channels they desire and only pay for what they have selected on a pro-rated basis.

Pay Television Services

The Integrated.com, Inc. system includes the option of subscribing to multiple pay television services by following on-screen instructions. The process is simple, requiring no contact with pay television sales representatives, no need to pick up a decoder and no need to stay home waiting for a technician to make an installation.

Video-On-Demand

The Integrated.com, Inc. system is a virtual "video store" offering homeowners video releases updated on a monthly basis, thus providing access to popular movies and other video-on-demand programs that are housed on the video switch. The system also enables the viewer to pause the movies at their discretion. Copyright protection embedded into the operation of the system permits Integrated.com, Inc. to negotiate the best possible release dates for blockbuster movies and other popular video programs.

On-Screen Services Modification

Integrated.com, Inc. viewers can modify the level of service they wish to enjoy at any time.

Access to Account Information

Integrated.com, Inc's customers are able to review the status of their accounts on their television screens at any time they desire in a completely secure environment. Appropriate security measures are inherent to the system ensuring information is transmitted to authorized individuals only.

Telephony

Local: Integrated.com, Inc. provides homeowners with local dial tone at a lower cost. Homeowners can choose any or all telephony features now available in the modern workplace, such as call waiting, caller ID, voice mail, call forwarding, and three-way conferencing. e Long Distance: Integrated.com, Inc. provides interconnection to the homeowner's preferred long distance carrier or gives them the option of competitive low-cost long-distance service through Integrated.com Inc's long distance carrier.

The   customer  has  complete  flexibility  in  selecting  what
features best suit them. The cost of service is based on the features selected by the homeowner or can be bought as a complete package.

"Home Office" Features

The   combination   of  all  Integrated.com Inc's features,
including the option of one-way video conferencing, will facilitate the growing phenomena of "telecommuting" and other
"work-at-home" scenarios.

Community Bulletin Board and Personalized E-mail Address

The community bulletin board feature enables the developer/manager to communicate through a dedicated channel with their respective homeowners and also allows homeowners to post messages of interest to the community. These services are made available at no cost to homeowners or developers. Homeowners can also, through an additional channel, receive
personalized   messages   either  from  Integrated.com Inc's..
family, or friends via their own E-mail address.

Computer Services

9  High  speed access to a wide area network (WAN),  including on-line  services  such as Internet, world-wide  e-mail,  MSN,
AOL,   and   CompuServe,   electronic  commerce   applications
including shopping and electronic banking services.

9 High speed access to a local area network (LAN) which offers an internal e-mail system for the development (accessible through computer, TV, or smart phone) and a wide variety of software products including consumer and business software applications (word processing, spreadsheet, database, reference toots) and interactive games.

"Smart Home" & Other Service Options

The flexible nature of the Integrated.com Inc. platform makes a variety of additional services available at the discretion of the homeowners and/or the developer:

    "Smart Home" features. giving homeowners a full selection of environmental control;

    "Safe Home" security features, enabling homeowners to view all common areas of the development from the television, electronic door locks, smoke-heat-gas motion detection and panic buttons; and

    "Home Health" features, including health-related monitoring systems of special interest to .seniors" communities and residences.

Fundamental Benefits: Homeowners

In addition to the over-riding benefit of "more for less," the service offering provides:

    control, choice, convenience, and value-added benefits;

    Selection and control through a single interface;

    Access to services unavailable anywhere in the marketplace;

A "virtual V-chip" that gives the customer lockout control on all services. Homeowners can lockout inappropriate television programming, on-line services. web sites, and lockout outbound long distance calls with a personal identification number
(PIN);

   Convenient access to the WAN or LAN network services through their PC; *Account updates on demand;

     Convenient payment method and process for all services received;

Individual signal adjustment for each television set, optimizing picture quality, decreasing wear on the components, and increasing life expectancy of the television.

Fundamental Benefits: Developer

The  developers derive direct benefit from the service offering
and   from  the  Integrated.com Inc's infrastructure.   These
benefits include:

   An Incremental revenue stream paid as a right-to-access fee, increasing cash flow and equity without capital investment;

    A platform that supports electronic commerce creating an additional, transaction-based revenue stream;

    A customer service offering which provides a distinct advantage in the competition for homeowners;

    increased real value of the property through the installation of state-of-the-art networking and infrastructure without capital investment;

     A flexible platform, upgraded easily to accommodate new features as the market demands;

     An internal communication and marketing channel to all homeowners;

   Enhanced security systems that lower operating (insurance) costs by reducing liability; and

    Database for mining that creates a third revenue stream.

The Core Technology

The core technology makes the following fundamental system attributes possible:

    Utilization of existing infrastructure;

    Full "addressability" and Interactively;

    Foundation engineering that is easily evolved to facilitate the future's demands;

    Low cost services; and the elimination of bandwidth as a barrier to enhanced service offerings.


                              QUALITY CONTROL

 Integrated.com, Inc. understands the importance of a strong homeowner-developer relationship and sees both the developer and the homeowner as its valued customers. Integrated.com Inc. .will vigorously compete to earn the respect of the developer and the homeowner and commits itself to providing a level of service that exceeds anything offered by incumbent providers.

 Integrated.com, Inc. does this in two ways:

     Through end-to-end System Care and

     Through end-to-end Customer Care.

 System Care

 The system is self-diagnostic. In the event that there is a problem within the system. it self-diagnoses and seamlessly moves to a back-up mode (redundant system) while alerting the Network Operations Center (NOC), a 24 hour/7 day monitoring and maintenance operation. The NOC immediately goes on-line with the system and can remedy virtually all software related issues online. In the event that the problem requires maintenance at the site, a service technician is immediately dispatched. The technician arrives "fully spared," meaning they carry every component in the system with them. The technician will arrive within two hours and the repairs will be completed in less than four hours. In virtually all cases, the repair will happen without the homeowner being aware of any problem. In addition to redundancy and self diagnosis, the system emits a heartbeat every hour on the hour. Failure to receive a "heartbeat" initiates immediate action as described above.

In the event of catastrophic failure, the TV service defaults to the favorite off-air channels, which are mapped to the bottom of the spectrum (channels 2-13). In the event of a complete power failure, battery supported televisions will receive off-air signals. Four hours of battery backup is provided to support the telephone system. To prolong battery life, certain system features are automatically shut down but primary functionality remains.

This document is the exclusive property of Integrated.com, Inc. Duplication or reprinting of this document must be authorized by Integrated.com, Inc. in writing. All information contained within this document is considered privileged and confidential.

Customer Care

The Customer Care program is equally comprehensive. The homeowner has 1-800 access to a state-of-the art Customer Care Center 24 hours a day/7 days a week. A fully trained service representative answers the call promptly and has the homeowner's full account in front of them on screen by the time the call is answered. The service representative is able to greet the caller by name, access any information about the service being provided to the homeowner and deal with any issue presented. Should the caller want to add a service, it is done immediately. Should there be a service problem, the service representative can immediately connect the homeowner with a technician at the Network Operations Center. Integrated.com, Inc is committed to a service level Of 99.7%.


                               MARKETING

Integrated.com, Inc's marketing plan focuses on strategies that directly address the needs of the developer and the homeowner.

The goals of the marketing plan are as follows:

    The developer: increase homeowner satisfaction and increase revenue;

    Homeowners: provide unequalled services and customer care for less, maximize penetration, retention and usage, and value-add to the homeowner-developer relationship.

Developer

To best serve the needs of the developer, Integrated.com, Inc.
does the following:

     Provides the developer with a flexible turnkey service;

    Enhances the service offering by tailoring it to the specific demographic/psychographic profile of the targeted community (development)

     Monitors and adjusts the service offering to ensure the highest homeowner satisfaction level;

     Actively pursues R & D activity to maintain competitive advantage; and

    Provides the developer with incremental revenue, the option of greater participation through a joint venture relationship and a further option of an equity position in the overall opportunity.

As part of the marketing strategy targeting the homeowner, Integrated.com, Inc. works directly with the developer. There are a number of benefits to enrolling the development manager in the program:

The developer becomes a key member of a team representing the best interests of the development and the homeowner; and The developer has direct input into the service offering, and by extension. the satisfaction level of the homeowner.

To support the developer, Integrated.com, Inc. provides the following:

    Comprehensive sales training;

    Full exposure and access to support operations, including the National Operations Center (NOC) and the Customer Care Center;

    The cooperative development of the service offering and promotions program with the developer including pre-launch homeowner notifications, surveys, and advertising;

    Out-bound call center sales program coordinated with in-house distribution of POS materials and Integrated.com, Inc.
pamphlets/sales brochures; and

    The deployment and staffing of a Integrated.com, Inc. kiosk demonstrating the service offering

Homeowner

The marketing strategy targeting homeowners has three phases:

1) the pre-launch,

2) the launch, and

3) post launch.

Integrated.com, Inc's arrival is positioned as a strategic decision on the part of developer to provide their homeowners with the most cost-effective, efficient, reliable and comprehensive offering of services available. The pre-launch strategy includes both a communications program and a sales and service program:

Communications: This is a broad based initiative including a Homeowner Survey, Letter of introduction, Work Notices, and launch updates; and Sales & Service: the Sales &Service program is multi-faceted, involving the developer and their team, Customer Care Center activity and collateral materials.

Sample Launch

A sample launch program includes:

    Integrated.com, Inc. homeowners kit, a comprehensive services brochure and service coupons (long-distance dollars), supplier-generated promotional materials;

     Promotions: Two-for-One Offer (first month free, second month pay, third month no obligation);a Demonstrations;

     Subscriber roll out and registration;

      Integrated.com, Inc's. in-home equipment distribution

     In-Bound/Out-bound Call Center Sales & Service Program.

Customer Retention

     Customer retention and usage enhancement are supported by the following strategies:

     Service reliability:

       Out-bound Customer Care Center activity to ensure satisfaction Barker channel;

     Internal E-mail marketing program;

     Electronic bulletin board advertising;

     Community center bulletin board: new services announcements;
     Promotional programs: Integrated.com, Inc. and supplier generated.


                              IMPLEMENTATION

 Integrated.com, Inc.  will  manage  all   aspects   of   the
 installation, including site survey, wiring, Integrated.com, Inc system installation, testing and activation.

 Implementation Plan

 The Implementation plan is as follows:

     The developer will sign a letter of intent (LOI) indicating their interest in proceeding at which point the parties will begin the process of organizing the business;

      Upon receipt of the LOI Integrated.com, Inc. will proceed with the site survey and Engineer's Site

       Report. The Engineer's Site Report is delivered to the developer for approval.

     All installation, implementation and on going service will be provided by a national service Integrated.com, Inc. with extensive consumer experience.


                     DESCRIPTION OF PROPERTY

       Integrated.com, Inc. does not currently own any property


    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS

      The  following financial review and analysis is intended to assist  prospective investors in understanding and evaluating the financial  condition and results of operations of Integrated.com,
Inc.,  for  the  period ending August 31, 1999.  This information
should   be  read  in  conjunction  with  Integrated.com, Inc.'s
Financial  Statements  and Integrated.com, Inc's notes  thereto, "Selected
Financial   Data"   and   other  detailed  information regarding
Integrated.Com, Inc. appearing elsewhere in this Prospectus.

OVERVIEW

     Integrated.com, Inc. is prepared to offer homeowners its own exciting range of products-cable, telephone, radio, Internet access, video-on-demand, video games, shared software, data services, electronic commerce-at a lower cost than current providers. The new services provided by Integrated.com, Inc. are accessed via a customized television interface and a "smart" telephone making them easy to understand and use. A further convenience is on-screen bill payment for Integrated.com, Inc. services. Integrated.com, Inc.. was incorporated in the state of Nevada in June 1999.

     The key benefit to the Integrated.com, Inc. system is the creation of a safe and smart community. Offering competitive services to the homeowner, which is lifestyle enhancing and safety minded, is the primary mandate of Integrated.com, Inc.

     The success of our partnership with the developer is backed up by the commitment of our senior management team in conjunction with a solid return on investment. Our management goats are to achieve targeted ROI, to provide superior operation and to meet and exceed the expectations of the developer and its homeowners. To achieve this level of performance, the Integrated.com, Inc. system will be backed by our network operation and customer care organizations. These units are mandated to manage day-to-day operations, including activating customer accounts, handling questions about the service, billing, and collection. Our customer care goal is to ensure that every contact with our organization results in greater customer interest and satisfaction.

RESULTS OF OPERATIONS:

LIQUIDITY AND FUNDING

      Liquidity is a measure of a Integrated.com, Inc.'s ability to meet potential cash requirements, including ongoing commitments to fund lending activities and for general purposes. Cash for originating loans and general operating expenses is primarily obtained through cash flows from operations and private investors.

      Integrated.com, Inc. has significant ongoing liquidity needs
to   support   its   existing  business  and   continued growth.
Integrated.com, Inc.'s liquidity will be actively managed on a periodic basis and Integrated.com, Inc.'s financial status,
including   its  liquidity,  will  be  reviewed  periodically by
Integrated.com, Inc.'s management. This process is intended to ensure the maintenance of sufficient funds to meet the needs of Integrated.com, Inc.

      Integrated.com, Inc. will primarily rely upon the cash flow
from   operations   to  provide  for  its  capital requirements.
Management believes that cash generated from operations will be sufficient to provide for its capital requirements for at least the next 12 months. Integrated.com, Inc. may seek additional equity financing in the early part of 2000 through an offering of its common stock.

RECENT ACCOUNTING PRONOUNCEMENTS

      In June 1998, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires recognition of all derivative instruments in the statement of financial position as either assets or liabilities and the measurement of derivative instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The adoption of SFAS No. 133 is not expected to affect the consolidated financial statements of Integrated.com, Inc.

YEAR 2000 PROBLEM

     Integrated.com, Inc.'s assessments of the cost and timeliness of completion of Year 2000 modifications set forth below are based on management's best estimates, which are derived using numerous
assumptions relating to future  events,   including, without
limitation, the continued availability of certain internal and external resources and third party readiness plans. Furthermore, as Integrated.com, Inc.'s Year 2000 initiative (described below) progresses, Integrated.com, Inc. continues to revise its estimates of the likely problems and costs associated with the Year 2000 problem and to adapt its contingency plan. However, there can be no assurance that any estimate or assumption will prove to be accurate.

     INTEGRATED.COM, INC.'S YEAR 2000 INITIATIVE. Integrated.com, Inc. is conducting a comprehensive Year 2000 initiative with
respect   to   its  internal  business-critical   systems.  This
initiative encompasses information technology ("IT") systems and applications, as well as non-IT systems and equipment with embedded technology, such as fax machines and telephone systems, which may be impacted by the Year 2000 problem. Business-critical systems encompass internal accounting systems, including general ledger, accounts payable and financial reporting applications; as well as the underlying technology required to support the software. The initiative includes assessing, remediating or replacing, testing and upgrading Integrated.com, Inc.'s business-critical IT systems. Based upon a review of the contemplated and planned stages of the initiative, and testing done to date, Integrated.com, Inc. does not anticipate any material difficulties in achieving Year 2000 readiness with respect to its internal business-critical systems, and Integrated.com, Inc. anticipates that Year 2000 compliance with respect to virtually all its internal business-critical systems will be achieved by latter-part of 1999.

      In addition to its own internal IT systems and non-IT systems, Integrated.com, Inc. may be at risk from Year 2000 failures caused by or occurring to third parties. These third parties can be classified into two groups. The first group includes borrowers, lenders, vendors and other service providers
with   whom   Integrted.com,  Inc.  has   a   direct contractual
relationship.   The  second  group,  while  encompassing certain
members of the first group, is comprised of third parties providing services or functions to large segments of society, both domestically and internationally such as airlines, utilities and national stock exchanges.

      As is the case with most other companies, the actions of Integrated.com, Inc. can take to avoid any adverse effects from the failure of companies, particularly those in the second group, to become Year 2000 ready is extremely limited.

     There can be no assurance that the systems of Integrated.com,
Inc.   or   those   third  parties  will  be   timely converted.
Furthermore, there can be no assurance that a failure to convert by another Integrated.com, Inc., or a conversion that is not compatible with Integrated.com, Inc.'s systems or those of other companies on which Integrated.com, Inc.'s systems rely, would not have a material adverse effect on Integrated.com, Inc.

      Integrated.com, Inc. does not anticipate that it will incur additional expenditures in connection with any modifications necessary to achieve Year 2000 readiness.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

     All three directors of Integrated.com, Inc. each received
1,000,000 shares as compensation for services. See recent sales of unregistered securities.

     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     The Shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.

                      EXECUTIVE COMPENSATION

     (a) No officer or director of Integrated.com, Inc. is receiving any remuneration at this time.

     (b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

     (c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.


                       FINANCIAL STATEMENTS

     The Financial Statements required by Item 310 of Regulation S-B and are attached as Exhibit 13.1 to this Form SB-2.


  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                      FINANCIAL DISCLOSURE

 Integrated.com has recently changed accountants. This change was not due to a disagreement. Please note exhibit 16.1.


PART 2.  INFORMATION NOT REQUIRED IN PROSPECTUS

             INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Information on this item is set forth in Prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."


            OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."


              RECENT SALES OF UNREGISTERED SECURITIES

     On October 1, 1999 all three officers of the corporation each received 1,000,000 shares of restricted common shares for services rendered under section 4(2) of the Securities Act of 1933.

                             EXHIBITS

     The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.


                           UNDERTAKINGS

     The undersigned registrant undertakes to:

     (a)  (1)   File,  during any period in which  it  offers  or
          sells securities, a post-effective amendment to this registration statement to:

               (i)   Include any prospectus required  by  section
          10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) Include any additional or changed material information on the plan of distribution.

          (2)   For  determining liability under  the  Securities
          Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,
       unenforceable.   In the event that a claim for indemnification
       against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate
       jurisdiction  the  question   whether   such indemnification by it
       is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on January 7, 2000.

                              INTEGRATED.COM, INC.

                              By: /s/ Robert Stewart
                              Robert Stewart, CEO, President and
                              Director


                      Special Power of Attorney

    The  undersigned constitute and appoint Robert Stewart their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-
effective   amendments,  to  this  Form  SB-2/A Amended Registration
Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


         Signature               Title                   Date

/s/ Robert Stewart      President and Director    January 7, 2000
    Robert Stewart

/s/ Robert J. Mele      Treasurer and Director    January 7, 2000
    Robert J. Mele

/s/ Joseph R. Meloni    Secretary and Director    January 7, 2000
    Joseph R. Meloni



                            EXHIBIT INDEX

Exhibit                     Description                    Method of
Number                                                     Filing

13.1 Audited Financials Statements prepared by Barry See Below Friedman, CPA dated February 28, 2000

16.1      Letter certifying change in accountants.         See Below

23.1      Consent of Counsel                               See Below


24.1      Special Power of Attorney                        See Signature Page

27.1      Financial Data Schedule                          See Below







 EX-13.1

INTEGRATED.COM, INC.
(A Development Stage Company)


FINANCIAL STATEMENTS

February 25, 2000
December 31, 1999


                               TABLE OF CONTENTS


                                                             	PAGE #


	INDEPENDENT AUDITORS REPORT	                                   1


	ASSETS	                                                        2


	LIABILITIES AND STOCKHOLDERS' EQUITY	                          3


	STATEMENT OF OPERATIONS	                                       4


	STATEMENT OF STOCKHOLDERS' EQUITY 	                            5


	STATEMENT OF CASH FLOWS	                                       6


	NOTES TO FINANCIAL STATEMENTS	                                 7-10

















INDEPENDENT AUDITORS' REPORT

Board of Directors	February 28, 2000
INTEGRATED.COM, INC.
Apache Junction, Arizona

I have audited the accompanying Balance Sheets of INTEGRATED.COM, INC. (A Development Stage Company), as of February 25, 2000, December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the period January 1, 2000 to February 25, 2000, and June 30, 1999, (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.
I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.
In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of INTEGRATED.COM, INC. (A Development Stage Company), as of February 25, 2000, December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the period January 1, 2000 to February 25, 2000, and June 30, 1999, (inception) to December 31, 1999, in conformity with generally accepted accounting principles.
The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


___________________________
Barry L. Friedman
Certified Public Accountant
1582 Tulita Drive
Las Vegas, NV  89123
(702) 361-8414


                            INTEGRATED.COM, INC.
                       (A Development Stage Company)


                               BALANCE SHEET


ASSETS


				                                     February            December
				                                     25, 2000 	          31, 1999


CURRENT ASSETS		                           	$	0	                $	0

	TOTAL CURRENT ASSETS		                    	$	0	                $	0


OTHER ASSETS			                             $	0	                $	0

	TOTAL OTHER ASSETS			                      $	0	                $	0



TOTAL ASSETS			                             $	0	                $	0






















The accompanying notes are an integral part of these financial statements

- 2 -
INTEGRATED.COM, INC.
(A Development Stage Company)

BALANCE SHEET

LIABILITIES AND STOCKHOLDERS' EQUITY

                                           				 February		 December
                                           				 25, 2000	  31, 1999


CURRENT LIABILITIES 		                            	 $	0	     $	0

	TOTAL CURRENT LIABILITIES		                       	$ 0   	  $ 0

STOCKHOLDERS' EQUITY (Note #4)

	Common stock
	Par value $0.001
	Authorized 25,000,000 shares
	Issued and outstanding at

	December 31, 1999 -
	3,000,000 shares			                                       		$	3,000

	February 25, 2000 -
	3,000,000 shares			                               $	3,000


	Additional Paid-In Capital		                        		0		      0

	Deficit accumulated during
	The development stage			                         	-3,000		  -3,000

TOTAL STOCKHOLDERS' EQUITY		                        	$ 0		    $ 0

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY			                              $	0	     $	0










The accompanying notes are an integral part of these financial statements

- 3 -
INTEGRATED.COM, INC.
(A Development Stage Company)


STATEMENT OF OPERATIONS


                                     		Jan. 1,	  Jun. 30,	   Jun.30,1999
		                                     2000,to   1999,to     (Inception)
	                                     	Feb. 25,	 Dec. 31,	   to Feb. 25,
	                                      	2000	     1999	         2000

INCOME
	Revenue		                              	$	0	      $	0	         $	0


EXPENSES

General and
Administrative		                        	$	0	      $	3,000	     $	3,000

		TOTAL EXPENSES			                      $	0	      $	3,000	     $	3,000


NET PROFIT/LOSS (-)		                   	$	0      	$	-3,000    	$	-3,000



Net Profit/Loss (-)
per weighted share
(Note #1)			                             $	NIL	    $	-.0010	    $	-.0010


Weighted average
Number of common
shares outstanding			                   	3,000,000		3,000,000		3,000,000










The accompanying notes are an integral part of these financial statements

- 4

INTEGRATED.COM, INC.
(A Development Stage Company)


STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


		                                                  	Additional	   Accumu-
	                        Common          Stock       paid-in       lated
	                        Shares	         Amount	     Capital       Deficit

June 30, 1999
issued for services		    3,000,000	      $	3,000	      $	0	         $	0

Net loss,
June 30, 1999
(inception) to
	December 31, 1999								                                          -3,000

Balance,
December 31, 1999	      	3,000,000	     $	3,000	       $	0	         $	-3,000

Net Loss,
January 1, 2000 to
February 25, 2000								                                              0

Balance,
February 25, 2000		      3,000,000	    	$ 3,000	       $ 0          $ -3,000




















The accompanying notes are an integral part of these financial statements

- 5

INTEGRATED.COM, INC.
(A Development Stage Company)

                            STATEMENT OF CASH FLOWS

                                 		Jan. 1,	      Jun.30,	     Jun.30,1999
		                                 2000, to	     1999, to	    (Inception)
		                                 Feb. 25,	     Dec. 31,	    to Feb. 25,
		                                  2000	        1999	           2000
Cash Flows from
Operating Activities

	Net Loss			                        $	0	         $	-3,000	      $	-3,000

	Adjustment to
	Reconcile net loss
	To net cash provided
	by operating
	Activities
	Issue common stock
	For services				                     0		         +3,000		        +3,000

Changes in assets and
Liabilities			                       	0		             0		           0

Net cash used in
Operating activities			             $	0	            $	0	           $	0

Cash Flows from
Investing Activities			              	0		             0            		0

Cash Flows from
Financing Activities

	Issuance of Common
	Stock for Cash				                   0		             0  	          	0

Net Increase (decrease)			          $	0	            $	0	           $	0

Cash,
Beginning of period			               	0		             0		            0

Cash, End of Period			              $	0	            $	0	           $ 0





The accompanying notes are an integral part of these financial statements

- 6 -
INTEGRATED.COM, INC.
(A Development Stage Company)


NOTES TO FINANCIAL STATEMENTS

February 25, 2000, and December 31, 1999



NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized June 30, 1999, under the laws of the State of Nevada as INTEGRATED.COM, INC. The Company currently has no operations and in accordance with SFAS #7, is considered a developmental stage company.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company records income and expenses on the accrual method.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and equivalents

The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of February 25, 2000.





- 7 -
INTEGRATED.COM, INC.
(A Development Stage Company)


NOTES TO FINANCIAL STATEMENTS (CONTINUED)

February 25, 2000, and December 31, 1999


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.


	Reporting on Costs of Start-Up Activities

Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities" which provides guidance on the financial reporting of start-up costs and organization costs. It requires most costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the company's financial statements.


Loss Per Share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of February 25, 2000, the Company had no dilative common stock equivalents such as stock options.

- 8 -
INTEGRATED.COM, INC.
(A Development Stage Company)


NOTES TO FINANCIAL STATEMENTS (CONTINUED)

February 25, 2000, and December 31, 1999


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Year End

          The Company has selected December 31st as its year-end.

Policy in Regards to Issuance of Common Stock in a Non-Cash
Transaction

The Company's accounting policy for issuing shares in a non-cash transaction is to issue the equivalent amount of stock equal to the fair market value of the assets or services received.


NOTE 3 - INCOME TAXES

There is no provision for income taxes for the period ended February 25, 2000, due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of February 25, 2000 is as follows:

Net operation loss carry forward	                            $ 	0
Valuation allowance	                                         $	 0

Net deferred tax asset	                                      $ 	0


NOTE 4 - STOCKHOLDERS' EQUITY

Common Stock

The authorized common stock of the corporation consists of 25,000,000 shares with a par value $.001 per share.

Preferred Stock

The corporation has no preferred stock.



- 9 -
INTEGRATED.COM, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

February 25, 2000, and December 31, 1999


NOTE 4 - STOCKHOLDERS' EQUITY CONTINUED

On June 30, 1999, the Company issued 3,000,000 shares of its $0.001 par value common stock to its directors for services of $3,000.00.


NOTE 5 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and or directors have committed to advancing the operating costs of the Company interest free.


NOTE 6 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


NOTE 7 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

- 10 -









To Whom It May Concern:	February 28, 2000

The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of February 28, 2000, on the Financial Statements of INTEGRATED.COM, INC., as of February 25, 2000, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.



Very truly yours,



___________________________
Barry L. Friedman
Certified Public Accountant



Exhibit 16.1


Davis & Ellsworth, LLP
Certified Public Accountants
6350 Black Swan Lane
Las Vegas, Nevada 89118
(702) 524-1020

Member America Institute of Certified Public Accountants
Member Nevada State Society of Certified Public Accountants
Member New York State Society of Certified Public Accountants



February 25, 2000

Shawn F. Hackman
3360 West Sahara
Suite 200
Las Vegas, NV  89102

To Whom it May Concern:

Effective February 14, 2000, my firm, hereby resigns as auditors for Integrated.Com, Inc.

My firm no longer performs audits of public companies or companies contemplating going public. We have decided to concentrate our efforts to the small and medium sized markets.

Very Truly yours,

/s/ Richard A. Davis

Davis & Ellsworth, LLP.



EX-23.1
          3
             CONSENT OF COUNSEL



                        Law Offices of
                  Shawn F. Hackman, a P.C.
             3360 West Sahara Avenue, Suite 200
                   Las Vegas, Nevada 89102




January 6, 2000



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Integrated.com, Inc.;
          Amended Form SB-2/A

Dear Sir/Madame:

     We have acted as counsel to Integrated.com, Inc., a Nevada corporation ("Integrated.com, Inc."), in connection with its Amended Registration Statement on Form SB-2/A relating to the registration of 2,000,000 shares of its common stock
("Shares"), $0.001 par value per Share, at a maximum offering price of $0.05 per Share.

     In our representation we have examined such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Articles of Incorporation and Bylaws of Integrated.com, Inc.

     Based upon the foregoing, it is our opinion that the Integrated.com, Inc. is duly organized and validly existing as a corporation under the laws of the State of Nevada, and that the Shares, when issued and sold, will be validly issued, fully paid, and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                   Sincerely,


                                   /s/  Shawn F. Hackman
                                   Shawn F. Hackman, Esq.